EXHIBIT 99.1

                              RESIGNATION LETTER


                                  William Tay
                              305 Madison Avenue
                                  Suite 1166
                              New York, NY 10165


June 27, 2007

Sentosa Financial Investments, Ltd.
c/o DinoTech Corporation
3030 LBJ, TriWest Bldg.
Suite 700
Dallas, TX 75234

                              RESIGNATION LETTER


TO:    SENTOSA FINANCIAL INVESTMENTS, LTD.
       Attn: RUBY KNIGHTON

AND TO: THE DIRECTORS THEREOF

I hereby resign as Director, President, Secretary and Treasurer of Sentosa Financial Investments, Ltd., a Delaware corporation (the "Company"), effective as of the date hereof, or as soon as Ruby Knighton takes office.

My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Further, I confirm that I have no claim against the Company whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office or in any other respect whatsoever.

Yours faithfully,

/s/ William Tay
--------------------------------
William Tay

6/27/07